Exhibit 10.18

AMENDMENT #6 TO
CONTRACT

AGREEMENT, made and entered into this 4th day of August, 2017, by and between NioCorp Developments Ltd., of 7000 South Yosemite Street, Suite115, Centennial, CO 80112 (hereinafter referred to as “NioCorp”) and Lind Asset Management IV, LLC, of 370 Lexington Ave, Suite 1900, New York, NY 10017 (hereinafter referred to as “Lind”).

W I T N E S S E T H

WHEREAS, NioCorp and Lind have previously entered into that certain “Convertible Security Funding Agreement” dated December 14, 2015, as amended by Amendment #1 To Contract dated September 26, 2016, Amendment #2 To Contract dated December 29, 2016, Amendment #3 To Contract dated March 20, 2017, Amendment #4 To Contract dated April 21, 2017, and Amendment #5 To Contract dated June 1, 2017 (hereinafter referred to as the “Contract”); and

WHEREAS, NioCorp and Lind wish to further amend the terms and conditions of the Contract as hereinafter provided;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, each to the other in hand paid, NioCorp and Lind agree that from the date of this Amendment #6 until November 1, 2017, the sum US$1,000,000 as it occurs in each of the following sections of the Contract shall be, and hereby is, temporarily reduced to US$250,000.00 (Two Hundred Fifty Thousand Dollars):

1.	Section 1.1 under the definition of “Market Cap / Cash Balance Conversion Event” subpart (a).

2.	Section 1.1 under the definition of “Second Closing Notification Date” subpart (b).

As of November 1, 2017, all of the foregoing amounts shall automatically revert from US$250,000.00 to US$1,000,000 without further action by the Parties.

The duration of the aforesaid temporary reduction may be extended only by the mutual written agreement of the Parties.

NioCorp and Lind further agree that Section 2.1(c) of the Contract is hereby deleted and replaced in its entirety with the following:

(c)	at any time during the Term of the First Convertible Security, so long as any part of the Face Value of the First Convertible Security remains outstanding, the Investor may (at its absolute discretion) issue the Company with a written notice that it intends to increase the amount of the funding advanced under the First Convertible Security (First Convertible Security Increase Notice from the Investor) and thereafter, the Investor will advance to the Company (but subject to there being no occurrence or existence of an Event of Default andclause 14(c)) in immediately available funds, a further US$1,000,000 (subject to any additional set off in this Agreement) with an implied interest rate of 10% per annum (being a Total Interest Amount of US$200,000 regardless of whether the Conversion and/or repayment of the entire Amount Outstanding for the First Convertible Security occurs before the expiry of the Term, subject to clause 5.4(d)), as additional consideration for the First Convertible Security, the Face Value of the First Convertible Security of which will increase by US$1,200,000 (said amount representing a further funding amount of US$1,000,000 plus an implied interest amount of US$200,000 and herein referred to as the Subsequent First Convertible Security at the Request of the Investor). Anything herein contained to the contrary notwithstanding (but subject to there being no occurrence or existence of an Event of Default and clause 14(c)), the Subsequent First Convertible Security at the Request of the Investor may, at the absolute discretion of Lind, be funded in more than one tranche (the date(s) on which such funds are received from the Investor by the Company each constituting a Subsequent First Convertible Security Closing at the Request of the Investor);

Except as specifically set forth hereinabove, the Contract remains in full force and effect.

In witness whereof the parties have set their mutual hands and seals the day and date first above written.

NioCorp Developments Ltd.:		Lind Asset Management IV, LLC:

By:	/s/ John F. Ashburn Jr.	By:	/s/ Jeff Easton

	VP & General Counsel		Managing Partner
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